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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following Registration Statements:

Registration Number	Description of Registration Statement	Filing Date
33-56735	Registration Statement of Carlisle Companies Incorporated—Form S-3	December 5, 1994
33-56737	Carlisle Companies Incorporated Executive Incentive Program—Form S-8	December 5, 1994
33-28052	Carlisle Companies Incorporated Executive Long-Term Incentive Program—Form S-8	April 20, 1988
333-52411	Carlisle Companies Incorporated Executive Incentive Program—Form S-8	May 12, 1998
333-49742	Carlisle Companies Incorporated Executive Incentive Program—Form S-8	November 13, 2000
333-99261	Carlisle Companies Incorporated Non-Employee Directors Stock Option Plan—Form S-8	September 6, 2002
333-170980	Registration Statement of Carlisle Companies Incorporated—Form S-3	December 6, 2010
333-178776	Carlisle Companies Incorporated Executive Incentive Program—Form S-8	December 28, 2011
333-193050	Carlisle Companies Incorporated Executive Incentive Program—Form S-8	December 23, 2013
333-207563	Carlisle Companies Incorporated Incentive Compensation Program—Form S-8	October 22, 2015

of our reports dated February 8, 2016, with respect to the consolidated financial statements of Carlisle Companies Incorporated, and the effectiveness of internal control over financial reporting of Carlisle Companies Incorporated, included in this Annual Report (Form 10-K) of Carlisle Companies Incorporated for the year ended December 31, 2015.

/s/ Ernst & Young LLP
Charlotte, North Carolina
February 8, 2016

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM